EXHIBIT C


                              LETTER OF TRANSMITTAL
                             Regarding Interests in
                         MEZZACAPA LONG/SHORT FUND, LLC
                   Tendered Pursuant to the Offer to Purchase
                             Dated October 25, 2005
                       THIS LETTER OF TRANSMITTAL MUST BE
                   RECEIVED BY MEZZACAPPA LONG/SHORT FUND, LLC
                          BY MONDAY, NOVEMBER 21, 2005.
                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
         AT 12:00 MIDNIGHT, NEW YORK TIME, ON MONDAY, NOVEMBER 21, 2005,
                          UNLESS THE OFFER IS EXTENDED.
          Complete This Letter Of Transmittal And Return Or Deliver To:

                         Mezzacappa Long/Short Fund, LLC
                                630 Fifth Avenue
                                   Suite 26000
                            New York, New York 10111
                             Attn: Christopher Nagle
                           For additional information:
                              Phone: (212) 332-2000
                               Fax: (212) 332-3650

Ladies and Gentlemen:

         The undersigned hereby tenders to Mezzacappa Long/Short Fund, LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), the limited liability company interest in the Fund or portion thereof (the "Interest" or "Interests" as the context requires) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated October 25, 2005 (the "Offer"), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN THE FUND'S BOARD OF MANAGERS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

         The undersigned hereby sells to the Fund the Interest tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Interest tendered hereby and that the Fund will acquire good title to the Interest, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Interest is purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

         The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Interest tendered hereby.

         A promissory note for the value of the purchased Interest will be mailed to the undersigned. The initial payment of the purchase amount for the Interest tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The undersigned understands that in the event any payment for the Interest tendered hereby is in the form of securities for which market quotations are readily available, such payment will be made by means of a special arrangement between the undersigned and the Fund, separate from this Letter of Transmittal and the Offer.

         The promissory note will also reflect the "Post-Audit Payment" portion of the purchase amount, if any, as described in Section 7 of the Offer. Any Post-Audit Payment of cash due pursuant to the Note will also be made by wire transfer of the funds to the undersigned's account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Interests will be based on the unaudited net asset value of the Fund as of December 31, 2005, subject to an extension of the Offer as described in
Section 8 of the Offer. The Post-Audit Payment portion of the purchase amount, if any, will be determined upon completion of the audit of the Partnership's financial statements, which is anticipated to be completed no later than 60 days after March 31, 2005, the Partnership's fiscal year-end, and will be paid promptly thereafter.

         All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in
Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO: MEZZACAPPA LONG/ SHORT FUND, LLC, 630 FIFTH AVENUE, SUITE 2600, NEW YORK, NEW YORK 10111, ATTN:
CHRISTOPHER NAGLE. FOR ADDITIONAL INFORMATION: PHONE:(212) 332-2000 OR FAX:(212) 332-3650.


PART 1.    NAME AND ADDRESS:

           Name of Member:
           Social Security No.
           or Taxpayer
           Identification No.:

           Telephone Number:

PART 2.    AMOUNT OF INTERESTBEING TENDERED:

           |_| The undersigned's entire Interest.

           |_| A portion of the undersigned's Interest expressed as a specific dollar value.

           Note: A minimum interest with a value greater than $2,000,000 (after taking into account this tender) must be maintained (the "Required Minimum Balance").*

           |_| That portion of the undersigned's Interest in excess of the Required Minimum Balance.

           *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.    PAYMENT:

           CASH PAYMENT

           Cash payments will be wire transferred to the following account:

-----------------------------------------

Name of Bank
-----------------------------------------
Address of Bank

-----------------------------------------
ABA Number

-----------------------------------------
Account Number

-----------------------------------------
Name Under Which Account is Held

PROMISSORY NOTE

         The promissory note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be mailed directly to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.



FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:                  FOR OTHER INVESTORS:

Signature                                                    Print Name of Investor
(SIGNATURE OF OWNER(S)
EXACTLY AS APPEARED ON
SUBSCRIPTION AGREEMENT)


Print Name of Investor                                       Signature
                                                             (SIGNATURE OF OWNER(S)
                                                             EXACTLY AS APPEARED ON
                                                             SUBSCRIPTION AGREEMENT)


Joint Tenant Signature if necessary                          Print Name of Signatory and Title
(SIGNATURE OF OWNER(S)
EXACTLY AS APPEARED ON
SUBSCRIPTION AGREEMENT)


Print Name of Joint Tenant                                   Co-Signatory if necessary
                                                             (SIGNATURE OF OWNER(S)
                                                             EXACTLY AS APPEARED ON
                                                             SUBSCRIPTION AGREEMENT)


                                                             Print Name and Title of Co-signatory


Date: